Yum! Brands Inc. Reports First Quarter 2010 EPS of $0.59,
23% Growth Excluding Special Items Driven by 37% Profit Growth in China;
Expects Full Year 2010 EPS Growth of at Least 10%, Excluding Special Items

Louisville, KY (April 14, 2010) — Yum! Brands Inc. (NYSE: YUM) today reported results for the first quarter ended March 20, 2010 including EPS growth of 23% excluding special items.

FIRST-QUARTER HIGHLIGHTS

●
Worldwide operating profit grew 13% prior to foreign currency translation, including +37% in China and +2% in Yum! Restaurants International (YRI), partially offset by a 9% decline in the U.S. After a foreign currency benefit of $14 million, worldwide operating profit grew 17%.

●	Worldwide system sales growth prior to foreign currency translation of +1% including +15% in China, +1% in YRI, and a 1% decline in the U.S.

●	Strong international new unit development continued with 205 new restaurants opened, including 96 new units in China.

●	Worldwide restaurant margin improvement of 0.9 percentage points driven by record performance in China.

●	EPS growth benefited from a 20% decline in interest expense and a lower effective tax rate.

●	Share repurchases totaled $137 million for 4 million shares at an average price of $34.12 per share.

●
Special items included $56 million of expense related to refranchising in the U.S. as net gains from transactions in the first quarter were offset by non-cash write-downs of restaurants offered for sale as we continue to execute our U.S. ownership restructuring plan.

	First Quarter
	2010	2009	% Change
EPS Excluding Special Items	$0.59	$0.48	23%
Special Items Gain/(Loss)1	($0.09)	($0.02)	NM
EPS	$0.50	$0.46	9%

1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

David C. Novak, Chairman and CEO said, “I’m pleased to report that Yum! Brands is off to a strong start in 2010. Our worldwide operating profit grew by 17% and EPS increased 23%, before special items.  We are particularly pleased with our business in China, which reported robust profit growth of 37%.  This was driven by new unit growth of 14% and same-store-sales growth of 4%.  We now have over 3,500 restaurants in China, strengthening our leading position in the world’s largest growth market.  We expect to further that lead by opening about 500 new restaurants in China this year.

“In the U.S., we are also pleased we have seen significant sales improvement since the fourth quarter, particularly at Pizza Hut.  While we are encouraged by this improvement, we are not yet performing to expectations as profits were down 9% and same-store sales declined 1%.

“At YRI, we increased system sales by 1% and profits by 2% primarily due to new unit development.  In the first quarter, we opened over 100 new restaurants, predominantly by our franchisees, and expect to open about 900 units this year.

“Although the global operating environment remains challenging, we are confident we are well on our way to another year of achieving our target of at least 10% EPS growth.  Longer term, our shareholders should expect us to continue to build stronger brand positions around the world, leverage our unique ability to deliver international new unit development, maintain our industry-leading return on invested capital, and return cash through dividends and share repurchases.”

CHINA DIVISION

	First Quarter
			% Change
	2010	2009	Reported	Ex F/X
System Sales Growth			+15	+15
Same-Stores-Sales Growth (%)	+4	+2	NM	NM
Restaurant Margin (%)	26.6	24.1	2.5	2.5
Operating Profit ($MM)	176	128	+37	+37

●	China Division system sales growth of 15% was driven by new unit development of 14% and same-store-sales growth of 4%.

	○	We opened 96 new restaurants in the first quarter.

China Units	Q1 2010	% Change
Traditional Restaurants	3,544	+14
KFC	2,950	+15
Pizza Hut Casual Dining	467	+9
Pizza Hut Home Service	102	+29

●	Restaurant margin increased by 2.5 percentage points driven primarily by commodity cost deflation of $15 million.

●	We continue to expect moderate year-over-year margin improvement for the full year as we expect commodity and labor inflation in the second half of 2010.

●	Operating profit growth of 37% lapped growth of 30% in the first quarter of 2009.

●	China Division now includes solely the results of our operations in mainland China.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	First Quarter
			% Change
	2010	2009	Reported	Ex F/X
Traditional Restaurants	13,842	13,408	+3	NA
System Sales Growth			+10	+1
Franchise & License Fees	169	150	+12	+2
Operating Profit ($MM)	141	126	+13	+2
Operating Margin (%)	20.0	19.8	0.2	0.3

●	System sales growth of 1%, excluding foreign currency translation, was driven by new unit development. The table below provides further insight into key YRI markets.

●	We opened 109 new units in more than 40 countries with our franchise partners opening 89% of these new units.

●	Same-store sales declined 2% including a negative 1 percentage point impact from the timing of Chinese New Year and lapped strong 6% growth in the first quarter of 2009.

●	Operating profit grew 2% prior to foreign currency translation, primarily a result of new unit expansion offset by the impact of a same-store-sales decline.

●	Foreign currency translation positively impacted operating profit by $14 million and operating profit growth by 11 percentage points.

Key YRI Markets1	System-Sales Growth Ex F/X (%)
First Quarter
Franchise Only Markets
Asia (ex China Division)	(1)
Continental Europe2	(8)
Middle East	+3
Latin America	+6
Company/Franchise Markets
Australia	(2)
UK	+2
New Growth Markets	+14

1  The “Key YRI Markets” listed above generate approximately 85% of YRI’s operating profit excluding corporate G&A expense. “New Growth Markets” include France, Russia, and India.

2 Continental Europe system sales growth was negatively impacted by a 99 unit franchisee in Spain exiting the Pizza Hut system in the third quarter of 2009 (equivalent to 9 percentage points based on units).

U.S. DIVISION

	First Quarter
	2010	2009	% Change
Same-Store-Sales Growth (%)	(1)	(2)	NM
Restaurant Margin (%)	12.3	13.2	(0.9)
Operating Profit ($MM)	143	157	(9)
Operating Margin (%)	15.3	15.0	0.3

●	Same-store sales declined 1% including an increase of 5% at Pizza Hut and declines of 2% at Taco Bell and 4% at KFC.

●	Operating profit declined 9% and restaurant margin declined 0.9 percentage points due to weaker same-store sales. Commodity deflation was $5 million in the first quarter.

U.S. BUSINESS TRANSFORMATION UPDATE

Special items included $56 million of expense from refranchising in the U.S. as we continue to execute our U.S. ownership restructuring plan. This includes refranchising gains from 46 restaurants including 27 Pizza Huts and 19 Taco Bells sold in the first quarter and a non-cash charge related to the offer to sell (refranchise) a substantial portion of the KFC U.S. company units. Our current company ownership stands at 16%.

DIVISION REPORTING REALIGNMENT

Beginning in the first quarter of 2010, Thailand and KFC Taiwan, previously part of China Division, are being reported as part of YRI. The China Division now includes solely the results of our mainland China business. While our consolidated results are not impacted, our historical segment financial information for YRI and China Division has been restated for 2009 for consistent presentation.

CONFERENCE CALL

Yum! Brands Inc. will host a conference call to review the company’s financial performance and strategies at 9:15 a.m. ET Thursday, April 15, 2010. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Thursday, April 15, through midnight Thursday, April 29, 2010. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally. The playback pass code is 66737706.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands’ Web site, www.yum.com/investors and selecting “Q1 2010 Earnings Conference Call” under “Investors: News and Presentations.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details, and definitions of terms including Key Markets are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; competition, consumer preferences or perceptions; the impact of any widespread illness or food borne illness; the effectiveness of our operating initiatives and marketing; new-product and concept development by us and our competitors; the success of our strategies for refranchising and international development; the continued viability of our franchise and license operators; our ability to secure and maintain distribution and adequate supply to our restaurants; publicity that may impact our business and/or industry; pending or future legal claims; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; and accounting policies and practices. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants, with more than 37,000 restaurants in over 110 countries and territories. The company is ranked #239 on the Fortune 500 List, with revenues of nearly $11 billion in 2009. Four of the company’s restaurant brands – KFC, Pizza Hut, Taco Bell and Long John Silver’s – are the global leaders of the chicken, pizza, Mexican–style food and quick–service seafood categories, respectively. Outside the United States in 2009, the Yum! Brands system opened more than four new restaurants each day of the year, making it a leader in international retail development.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President Investor Relations, at 888/298-6986
Bruce Bishop, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change
	3/20/10	3/21/09	B/(W)
Company sales	$1,996	$1,918	4
Franchise and license fees and income	349	299	17
Total revenues	2,345	2,217	6

Company restaurants
Food and paper	625	611	(2)
Payroll and employee benefits	461	457	(1)
Occupancy and other operating expenses	570	542	(5)
Company restaurant expenses	1,656	1,610	(3)

General and administrative expenses	245	255	4
Franchise and license expenses	23	20	(13)
Closures and impairment (income) expenses	4	4	(5)
Refranchising (gain) loss	63	(14)	NM
Other (income) expense	(10)	(9)	19
Total costs and expenses, net	1,981	1,866	(6)

Operating Profit	364	351	4
Interest expense, net	41	53	20
Income before income taxes	323	298	8
Income tax provision	78	79	2
Net Income – including noncontrolling interest	245	219	11
Net Income – noncontrolling interest	4	1	NM
Net Income – YUM! Brands, Inc.	$241	$218	10

Effective tax rate	24.1%	26.5%	2.4 ppts

Effective tax rate before special items	25.7%	27.1%	1.4 ppts

Basic EPS Data
EPS	$0.51	$0.47	8
Average shares outstanding	474	466	(2)

Diluted EPS Data
EPS	$0.50	$0.46	9
Average shares outstanding	485	479	(1)

Dividends declared per common share	$0.21	$—

See accompanying notes.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change
	3/20/10	3/21/09	B/(W)

Company sales	$698	$557	25
Franchise and license fees and income	10	12	(18)
Total revenues	708	569	24

Company restaurant expenses, net
Food and paper	229	201	(15)
Payroll and employee benefits	90	68	(32)
Occupancy and other operating expenses	193	154	(25)
	512	423	(21)
General and administrative expenses	30	27	(12)
Franchise and license expenses	—	—	—
Closures and impairment (income) expenses	—	1	NM
Other (income) expense	(10)	(10)	8
	532	441	(21)
Operating Profit	$176	$128	37

Company sales	100.0%	100.0%
Food and paper	32.9	36.0	3.1 ppts
Payroll and employee benefits	12.9	12.3	(0.6) ppts
Occupancy and other operating expenses	27.6	27.6	— ppts
Restaurant margin	26.6%	24.1%	2.5 ppts

See accompanying notes.

As discussed in (d) in the accompanying notes, we began consolidating the operating entity that owns the KFC business in Shanghai, China, with 236 units, during the second quarter of 2009.  This entity was previously accounted for as an unconsolidated affiliate.

As discussed in (g) in the accompanying notes, beginning in 2010 the China Division only consists of operations in mainland China and the International Division includes the remainder of our international operations.  We have restated the segment information for 2009 to be consistent with 2010.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change
	3/20/10	3/21/09	B/(W)

Company sales	$535	$479	12
Franchise and license fees and income	169	150	12
Total revenues	704	629	12

Company restaurant expenses, net
Food and paper	174	157	(10)
Payroll and employee benefits	134	119	(13)
Occupancy and other operating expenses	166	146	(14)
	474	422	(12)
General and administrative expenses	78	72	(7)
Franchise and license expenses	9	8	(5)
Closures and impairment (income) expenses	2	1	(30)
Other (income) expense	—	—	—
	563	503	(11)
Operating Profit	$141	$126	13

Company sales	100.0%	100.0%
Food and paper	32.6	32.8	0.2 ppts
Payroll and employee benefits	25.0	24.7	(0.3) ppts
Occupancy and other operating expenses	31.1	30.6	(0.5) ppts
Restaurant margin	11.3%	11.9%	(0.6) ppts

Operating margin	20.0%	19.8%	0.2 ppts

See accompanying notes.

As discussed in (g) in the accompanying notes, beginning in 2010 the China Division only consists of operations in mainland China and the International Division includes the remainder of our international operations.  We have restated the segment information for 2009 to be consistent with 2010.

YUM! Brands, Inc.
UNITED STATES Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change
	3/20/10	3/21/09	B/(W)

Company sales	$763	$882	(14)
Franchise and license fees and income	170	164	4
Total revenues	933	1,046	(11)

Company restaurant expenses, net
Food and paper	222	253	12
Payroll and employee benefits	237	270	12
Occupancy and other operating expenses	211	242	13
	670	765	13
General and administrative expenses	104	110	5
Franchise and license expenses	14	12	(17)
Closures and impairment (income) expenses	2	2	(27)
Other (income) expense	—	—	—
	790	889	11
Operating Profit	$143	$157	(9)

Company sales	100.0%	100.0%
Food and paper	29.1	28.7	(0.4) ppts
Payroll and employee benefits	31.1	30.7	(0.4) ppts
Occupancy and other operating expenses	27.5	27.4	(0.1) ppts
Restaurant margin	12.3%	13.2%	(0.9) ppts

Operating margin	15.3%	15.0%	0.3 ppts

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	3/20/10	12/26/09
ASSETS
Current Assets
Cash and cash equivalents	$444	$353
Accounts and notes receivable, less allowance: $33 in 2010 and $35 in 2009	303	239
Inventories	113	122
Prepaid expenses and other current assets	303	314
Deferred income taxes	145	81
Advertising cooperative assets, restricted	96	99
Total Current Assets	1,404	1,208
Property, plant and equipment, net of accumulated depreciation and amortization of $3,361 in 2010 and $3,348 in 2009	3,766	3,899
Goodwill	623	640
Intangible assets, net	453	462
Investments in unconsolidated affiliates	124	144
Other assets	539	544
Deferred income taxes	232	251
Total Assets	$7,141	$7,148
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,363	$1,413
Income taxes payable	81	82
Short-term borrowings	56	59
Advertising cooperative liabilities	96	99
Total Current Liabilities	1,596	1,653
Long-term debt	3,219	3,207
Other liabilities and deferred credits	1,209	1,174
Total Liabilities	6,024	6,034

Shareholders’ Equity
Common stock, no par value, 750 shares authorized; 467 shares and 469 shares issued in 2010 and 2009, respectively	154	253
Retained earnings	1,138	996
Accumulated other comprehensive income (loss)	(249)	(224)
Total Shareholders’ Equity – YUM! Brands, Inc.	1,043	1,025
Noncontrolling interest	74	89
Total Shareholders’ Equity	1,117	1,114
Total Liabilities and Shareholders’ Equity	$7,141	$7,148

See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
 (amounts in millions)
(unaudited)

	Quarter
	3/20/10	3/21/09
Cash Flows – Operating Activities
Net Income – including noncontrolling interest	$245	$219
Depreciation and amortization	119	117
Closures and impairment (income) expenses	4	4
Refranchising (gain) loss	63	(14)
Contributions to defined benefit pension plans	(10)	(6)
Deferred income taxes	(74)	(5)
Equity income from investments in unconsolidated affiliates	(12)	(10)
Excess tax benefit from share-based compensation	(9)	(8)
Share-based compensation expense	13	13
Changes in accounts and notes receivable	(7)	18
Changes in inventories	5	19
Changes in prepaid expenses and other current assets	1	(1)
Changes in accounts payable and other current liabilities	(8)	(75)
Changes in income taxes payable	26	(1)
Other non-cash charges and credits, net	36	27
Net Cash Provided by Operating Activities	392	297

Cash Flows – Investing Activities
Capital spending	(163)	(143)
Proceeds from refranchising of restaurants	42	36
Acquisition of restaurants from franchisees	—	(20)
Sales of property, plant and equipment	9	1
Other, net	(4)	(2)
Net Cash Used in Investing Activities	(116)	(128)

Cash Flows – Financing Activities
Repayments of long-term debt	(3)	(2)
Revolving credit facilities, three months or less, net	23	(43)
Short-term borrowings by original maturity
More than three months – proceeds	—	—
More than three months – payments	—	—
Three months or less, net	(3)	4
Repurchase shares of Common Stock	(132)	—
Excess tax benefit from share-based compensation	9	8
Employee stock option proceeds	17	21
Dividends paid on Common Stock	(99)	(87)
Other, net	(2)	—
Net Cash Used in Financing Activities	(190)	(99)
Effect of Exchange Rates on Cash and Cash Equivalents	5	3
Net Increase in Cash and Cash Equivalents	91	73
Cash and Cash Equivalents - Beginning of Period	$353	$216
Cash and Cash Equivalents - End of Period	$444	$289
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements which present operating results in 2010 and 2009 on a basis before Special Items.  Included in Special Items are the U.S. refranchising (gain) loss, charges relating to U.S. General and Administrative (“G&A”) productivity initiatives and realignment of resources, investments in our U.S. Brands, and the 2010 loss recognized upon refranchising of an equity market outside the U.S.  These amounts are described in (e) and (f) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2010 and 2009 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter
	3/20/10	3/21/09
Detail of Special Items
Loss upon refranchising of an equity market outside the U.S.	$(7)	$—
U.S. Refranchising gain (loss)	(56)	14
Charges relating to U.S. G&A productivity initiatives and realignment of resources	(3)	(4)
Investments in our U.S. Brands	—	(27)
Total Special Items Income (Expense)	(66)	(17)
Tax Benefit (Expense) on Special Items	22	6
Special Items Income (Expense), net of tax	$(44)	$(11)
Average diluted shares outstanding	485	479
Special Items diluted EPS	$(0.09)	$(0.02)

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit before Special Items	$430	$368
Special Items Income (Expense)	(66)	(17)
Reported Operating Profit	$364	$351

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS before Special Items	$0.59	$0.48
Special Items EPS	(0.09)	(0.02)
Reported EPS	$0.50	$0.46

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate before Special Items	25.7%	27.1%
Impact on Tax Rate as a result of Special Items	(1.6)%	(0.6)%
Reported Effective Tax Rate	24.1%	26.5%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 3/20/10	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$708	$704	$933	$—	$2,345

Company restaurant expenses	512	474	670	—	1,656
General and administrative expenses	30	78	104	33	245
Franchise and license expenses	—	9	14	—	23
Closures and impairment (income) expenses	—	2	2	—	4
Refranchising (gain) loss	—	—	—	63	63
Other (income) expense	(10)	—	—	—	(10)
	532	563	790	96	1,981
Operating Profit (loss)	$176	$141	$143	$(96)	$364

Quarter Ended 3/21/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$569	$629	$1,046	$(27)	$2,217

Company restaurant expenses	423	422	765	—	1,610
General and administrative expenses	27	72	110	46	255
Franchise and license expenses	—	8	12	—	20
Closures and impairment (income) expenses	1	1	2	—	4
Refranchising (gain) loss	—	—	—	(14)	(14)
Other (income) expense	(10)	—	—	1	(9)
	441	503	889	33	1,866
Operating Profit (loss)	$128	$126	$157	$(60)	$351

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise reductions in franchise and license fees and income, general and administrative expenses, refranchising (gains) and losses and other (income) expense that are not allocated to segments for performance reporting purposes.

Notes to the Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Percentages may not recompute due to rounding.

(b)	Amounts presented as of and for the quarter ended March 20, 2010 are preliminary.

(c)	China Division Other (income) expense includes equity income from our investments in unconsolidated affiliates.

(d)
On May 4, 2009 we acquired an additional 7% ownership in the entity that operates the KFCs in Shanghai, China for $12 million, increasing our ownership to 58%.  Prior to our acquisition of this additional interest, this entity was accounted for as an unconsolidated affiliate.  As part of the acquisition we received additional rights in the governance of the entity such that we began consolidating the entity upon acquisition.  For the quarter ended March 20, 2010 the consolidation of the existing restaurants upon acquisition increased Company sales by $52 million and decreased Franchise and license fees and income by $3 million.  The consolidation of the existing restaurants upon acquisition increased Operating Profit by $2 million for the quarter ended March 20, 2010.

(e)
As part of our plan to transform our U.S. business we took several measures (“the U.S. business transformation measures”) in 2010 and 2009 including: expansion of our U.S. refranchising, potentially reducing our Company ownership in the U.S. to below 10%; a reduced emphasis on multi-branding as a long-term growth strategy; G&A productivity initiatives and realignment of resources (primarily severance and early retirement costs); and investments in our U.S. Brands made on behalf of our franchisees such as equipment purchases.  We have traditionally not allocated refranchising (gains) losses for segment reporting purposes and will not allocate the costs associated with the productivity initiatives, realignment of resources and investments in our U.S. Brands to the U.S. segment. Additionally, these items have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).  U.S. refranchising loss recorded in the quarter ended March 20, 2010 is the net result of gains from 46 restaurants sold in the first quarter and non-cash impairment charges related to our offers to refranchise restaurants in the U.S., principally a substantial portion of our Company operated KFCs.  Investments in our U.S. Brands recorded in 2009 reflect our reimbursements to KFC franchisees for installation costs of ovens for the national launch of Kentucky Grilled Chicken and have been recorded as a reduction of Franchise and license fees and income.

(f)
During the quarter ended March 20, 2010, we refranchised all of our remaining company restaurants in Taiwan, which consisted of 124 KFCs.  We included in our financial statements a non-cash write off of $7 million of goodwill in determining the loss upon refranchising.  This charge, which resulted in no related income tax benefit, was recorded as refranchising loss which we have traditionally not allocated for segment reporting purposes.  The loss has also been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results) given the amount and strategic nature of refranchising an entire equity market.  The $7 million write off of goodwill was based on the Company’s interpretation of U.S. Generally Accepted Accounting Principles (“GAAP”) which, we believe, is consistent with the interpretation of others in our industry.  The Company is in discussions with the Office of Chief Accountant of the Securities and Exchange Commission regarding an alternative interpretation of GAAP that, if required to be applied, would result in an additional $30 million non-cash write off of goodwill related to the refranchising of our Taiwan business.  In addition, this alternative interpretation would require us to also write off additional goodwill in connection with other historical refranchising transactions, principally in the U.S.  Based on our current understanding, if we are required to apply this alternative interpretation, we estimate that additional non-cash write offs of approximately $40 million of goodwill related to these historical refranchising transactions would be necessary.

(g)
In 2010 we began reporting information for our Thailand and KFC Taiwan businesses within our International Division as a result of changes to our management reporting structure.  These businesses now report to the President of our YRI Division whereas previously they reported to the President of our China Division.  Beginning in 2010, the China Division only consists of operations in mainland China and the International Division includes the remainder of our international operations.  While this reporting change did not impact our Consolidated results, segment information for previous periods has been restated to be consistent with the current period presentation.

The following table summarizes the 2009 quarterly increases to selected line items within the YRI segment as a result of these segment reporting changes (with equal and offsetting decreases impacting the China Division segment):

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total
Company sales	$47	$64	$68	$91	$270
Company restaurant expenses	42	57	62	83	244
Operating Profit	3	—	1	2	6